UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4955 Directors Place, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 523-2990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2011, Verenium Corporation (“Verenium”) entered into a collaboration agreement with Novus International Inc. (“Novus”), under which the parties plan to jointly develop and commercialize a suite of new enzyme products from Verenium’s late stage product pipeline in the animal nutrition and health area. The initial focus of the collaboration will be on the selection of late-stage product candidates from Verenium’s pipeline targeting the poultry, swine, beef, dairy, aquaculture and companion animals markets.

Under the terms of the collaboration agreement, Verenium granted to Novus licenses under certain of Verenium’s know-how and intellectual property that are necessary for the performance of the collaboration activities. Novus paid Verenium a $2.5 million upfront license payment on the effective date of the collaboration agreement and is obligated to make an additional $2.5 million license payment to Verenium following certain regulatory filings or commercial activity. Additionally, the parties have agreed to share equally the expenses of development and commercialization of the new enzyme products and the profits resulting from the sales of such products.

A copy of Verenium’s press release announcing the collaboration is attached hereto as Exhibit 99.1. A copy of the collaboration agreement is attached as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the collaboration agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit hereto.

Forward Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements related to Verenium’s lines of business, operations, capabilities, commercialization activities, corporate partnerships, target markets and future financial performance, results and objectives, all of which are prospective. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium’s strategic focus, risks associated with Verenium’s technologies, risks associated with Verenium’s ability to obtain additional capital to support its planned operations and financial obligations, risks associated with Verenium’s dependence on patents and proprietary rights, risks associated with Verenium’s protection and enforcement of its patents and proprietary rights, the commercial prospects of the industries in which Verenium operates and sells products, Verenium’s dependence on manufacturing and/or license agreements, Verenium’s ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using Verenium’s technologies and timing for launching any commercial products and projects, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, and risks and other uncertainties more fully described in Verenium’s filings with the Securities and Exchange Commission, including, but not limited to, Verenium’s annual report on Form 10-K for the year ended December 31, 2010 and any updates contained in its subsequently filed quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof, and Verenium expressly disclaims any intent or obligation to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Collaboration Agreement dated as of June 23, 2011, by and between Verenium Corporation and Novus International Inc.

99.1	Press Release of Verenium Corporation dated June 27, 2011.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: June 27, 2011	By:	/s/ James E. Levine
	Name:	James E. Levine
	Title:	President and Chief Executive Officer

Exhibit Number	Description

10.1*	Collaboration Agreement dated as of June 23, 2011, by and between Verenium Corporation and Novus International Inc.

99.1	Press Release of Verenium Corporation dated June 27, 2011.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.